                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                             PACHOLDER FUND, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             PACHOLDER FUND, INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                          USF&G PACHOLDER FUND, INC.

                         Bank One Towers, East Tower
                       8044 Montgomery Road, Suite 382
                           Cincinnati, Ohio  45236

                            ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 4, 1996

                            ---------------------

  NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of USF&G Pacholder Fund, Inc. (the "Fund") will be held on Tuesday, June 4, 1996, at 2:00 o'clock p.m., Eastern time, at The Harley Hotel, 8020 Montgomery Road, Cincinnati, Ohio 45236, for the following purposes:

    1. To elect a Board of seven Directors to serve until the next annual meeting and until their successors are elected and qualified;

    2. To ratify or reject the selection of the firm of Deloitte & Touche LLP as the Fund's independent accountants for the fiscal year ending December 31, 1996;

    3. To approve or disapprove an administration agreement between the Fund and Kenwood Administrative Management, Limited Partnership; and

    4. To consider and act upon such other business as may properly come before the meeting and any adjournments thereof.

                                                        James P. Shanahan, Jr.,
                                                              Secretary

  Shareholders of record as of the close of business on April 12, 1996 are entitled to notice of and to vote at the meeting.

April 15, 1996

- -------------------------------------------------------------------------------

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP ENSURE A QUORUM AT THE MEETING AND AVOID THE EXPENSE TO THE FUND OF FURTHER SOLICITATION.

- -------------------------------------------------------------------------------

                          USF&G PACHOLDER FUND, INC.

                         Bank One Towers, East Tower
                       8044 Montgomery Road, Suite 382
                           Cincinnati, Ohio  45236

                            ---------------------

                               PROXY STATEMENT

                            ---------------------

  This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of USF&G Pacholder Fund, Inc. (the "Fund") for use at the annual meeting of shareholders to be held on June 4, 1996, and at any adjournments thereof. If the enclosed proxy is executed properly and returned in time to be voted at the meeting, the shares represented will be voted according to the instructions contained therein. Executed proxies that are unmarked will be voted for the election of all nominees for director and in favor of all other proposals. A proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

  The Fund's Annual Report to Shareholders, including audited financial statements for the fiscal year ended December 31, 1995, has been previously mailed to shareholders. This proxy statement was first mailed to shareholders on or about April 15, 1996.

  The Board of Directors has fixed the close of business on April 12, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. As of the record date, the Fund had outstanding 4,980,145 shares of Common Stock, par value $.01 per share, and 1,650,000 shares of 6.95% Cumulative Preferred Stock, par value $.01 per share, each share being entitled to one vote. As of such date, Cede & Co., nominee for The Depository Trust Company, 55 Water Street, New York, New York 10046, held of record (and not beneficially) 91.3% of the Fund's outstanding common stock. According to information available to the Fund, as of the record date, USF&G Corporation, 100 Light Street, Baltimore, Maryland 21202, and its affiliates (including their employee benefit plans) were the beneficial owners of 5.4% of the outstanding common stock of the Fund; and Principal Mutual Life Insurance Company, 711 High Street, Des Moines, Iowa 50392, owned of record all of the Fund's outstanding preferred stock. On the record date, the directors and officers of the Fund as a group owned less than one percent of the Fund's outstanding shares.

  A majority of the shares of the Fund outstanding as of the record date must be present in person or represented by proxy for the transaction of business at the annual meeting. If a quorum is present at the meeting but sufficient votes in favor of one or more proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting or represented by proxy. The persons named as proxies will vote in favor of such adjournment if they determine that adjournment and additional solicitation is reasonable and in the interests of shareholders of the Fund.

                             ELECTION OF DIRECTORS

                                 (Proposal 1)

  The Board of Directors has nominated the seven persons listed below for election as directors, each to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. Each of the nominees is currently serving as a director of the Fund. Each director was elected by the shareholders of the Fund at the annual meeting held on February 9, 1996. Each nominee has consented to being named in this proxy statement and has agreed to serve as a director of the Fund if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board of Directors of the Fund may recommend. There are no family relationships among the nominees.

  Under the Fund's charter, the holders of the outstanding shares of the Fund's common stock, voting as a separate class, are entitled to elect two directors; the holders of the outstanding shares of the Fund's preferred stock, voting as a separate class, are entitled to elect two directors; and the holders of the outstanding shares of common and preferred stock, voting together as a single class, are entitled to elect the remaining three directors of the Fund. The Board of Directors has nominated Messrs. Morgan and Pacholder for election by the holders of the common stock and Messrs. Woodard and Shanahan for election by the holders of the preferred stock. The directors will be elected by a plurality of the votes cast at the meeting, provided that a quorum is present.

                                                                                               COMMON SHARES
                                                     YEAR FIRST                                BENEFICIALLY
                          POSITION WITH              ELECTED AS  PRINCIPAL OCCUPATION DURING   OWNED AS OF
 NAME AND ADDRESS         THE FUND                   A DIRECTOR  PAST FIVE YEARS AND AGE       MARCH 31, 1996
 ----------------         -------------              ----------  ---------------------------   --------------
 Asher O. Pacholder*      Chairman of the Board         1988     Chairman and Chief Executive       9,205
 Bank One Towers                                                 Officer, Pacholder
 8044 Montgomery Road                                            Associates, Inc.; Chairman
 Cincinnati, OH 45236                                            and Chief Financial Officer,
                                                                 ICO, Inc. (since 1995).
                                                                 Director, AM International,
                                                                 Inc. (graphic arts equipment
                                                                 & supplies), ICO, Inc. (oil
                                                                 field services), Southland
                                                                 Corp. (convenience food
                                                                 stores) and Trump's Castle
                                                                 Associates (casino). Age 59.

 James P. Shanahan, Jr.*  Secretary and Director        1988     Executive Vice President and      10,500
 Bank One Towers                                                 General Counsel, Pacholder
 8044 Montgomery Road                                            Associates, Inc. Director,
 Cincinnati, OH 45236                                            LaBarge, Inc. (electronic
                                                                 components and devices). Age
                                                                 34.

 William J. Morgan*       Executive Vice                1988     President and Secretary,           9,210
 Bank One Towers          President, Treasurer and               Pacholder Associates, Inc.
 8044 Montgomery Road     Director                               Director, Duckwall--ALCO
 Cincinnati, OH 45236                                            Stores, Inc. (variety &
                                                                 discount stores), ICO, Inc.
                                                                 (oil field services),
                                                                 Munsingwear, Inc. (apparel
                                                                 manufacturer) and Kaiser
                                                                 Ventures, Inc. (sanitary
                                                                 services). Age 41.

                                                                                   COMMON SHARES
                                                                                   BENEFICIALLY
                              POSITION   YEAR FIRST                                OWNED AS OF
                              WITH       ELECTED AS  PRINCIPAL OCCUPATION DURING   MARCH
 NAME AND ADDRESS             THE FUND   A DIRECTOR  PAST FIVE YEARS AND AGE       31, 1996
 ----------------             --------   ----------  ---------------------------   -------------
 Daniel A. Grant              Director      1992     President, Utility                1,272
 1440 Greenfield Crossing Ct.                        Management Services (since
 Ballwin, MO 63021                                   1991); Vice President and
                                                     Assistant Treasurer,
                                                     Community Federal Savings
                                                     and Loan Association for
                                                     more than five years prior
                                                     thereto. Age 51.

 John C. Sweeney*             Director      1992     Senior Vice President and             0
 100 Light Street                                    Chief Investment Officer,
 Baltimore, MD 21202                                 USF&G Investment Management
                                                     Group, Inc. (since 1992);
                                                     Principal and Practice
                                                     Director, Towers Perrin
                                                     Asset Consulting Services
                                                     (1985 to 1992). Age 57.

 John F. Williamson           Director      1991     Executive Vice President and      2,509
 4740 Roanoke Parkway                                Chief Financial Officer of
 # 601                                               Asset Allocation Concepts,
 Kansas City, MO 64112                               Inc. (since 1995); Vice
                                                     President and Senior
                                                     Portfolio Manager, American
                                                     Life & Casualty Insurance
                                                     Co. (1993 to 1994);
                                                     Financial Consultant (1991
                                                     to 1992); Senior Vice
                                                     President and Treasurer,
                                                     Community Federal Savings
                                                     and Loan Association for
                                                     five years prior thereto.
                                                     Director, ICO, Inc. (oil
                                                     field services). Age 57.

 George D. Woodard            Director      1995     Principal, George D.              2,000
 13440 N. 13th Street                                Woodard, C.P.A. (since
 Phoenix, AZ 85022                                   October 1995); Vice
                                                     President, Rider Kenley &
                                                     Associates (accounting and
                                                     tax services) 1994 to 1995;
                                                     Principal, George D.
                                                     Woodard, C.P.A. for more
                                                     than five years prior
                                                     thereto. Age 49.

- --------
* Nominees considered "interested persons" of the Fund (as defined in the Investment Company Act of 1940) by reason of their affiliations with the Fund's investment adviser.

  Directors and officers of the Fund who are employed by the Fund's investment adviser or a corporate affiliate of the investment adviser, or are retired from such employment, serve without compensation from the Fund. The Fund pays each director who is not an employee of the investment adviser or any corporate affiliate of the investment adviser an annual fee of $10,000 plus $1,000 for each meeting of the Board of Directors attended, and reimburses directors for travel and other out-of-pocket expenses incurred by them in connection with attending such meetings. The following table provides compensation information for the fiscal year ended December 31, 1995 for all of the Fund's directors and the highest-paid executive officers who received compensation from the Fund in excess of $60,000.

                                            PENSION OR                           TOTAL COMPENSATION
                          AGGREGATE         RETIREMENT BENEFITS ESTIMATED ANNUAL FROM FUND AND
NAME OF PERSON,           COMPENSATION FROM ACCRUED AS PART OF  BENEFITS UPON    FUND COMPLEX PAID
POSITION                  FUND              FUND EXPENSES       RETIREMENT       TO DIRECTORS
- ---------------           ----------------- ------------------- ---------------- ------------------
Asher O. Pacholder,                  0                0                 0                   0
Chairman of the Board

James P. Shanahan, Jr.               0                0                 0                   0
Secretary and Director

William J. Morgan,                   0                0                 0                   0
Executive Vice
President, Treasurer and
Director

Daniel A. Grant,               $18,000                0                 0             $18,000
Director

John C. Sweeney,                     0                0                 0                   0
Director

John F. Williamson,            $18,000                0                 0             $18,000
Director

George D. Woodard,             $18,000                0                 0             $18,000
Director

- --------

  For the fiscal year ended December 31, 1995, the directors of the Fund as a group received aggregate remuneration from the Fund of $54,000.

  The Board of Directors has an Audit Committee which makes recommendations to the Board of Directors with respect to the engagement of the Fund's independent accountants and reviews with the independent accountants the scope and results of the audit engagement and matters having a material effect upon the financial operations of the Fund. The members of the Audit Committee are Daniel A. Grant, John F. Williamson and George D. Woodard. It is anticipated that Messrs. Grant, Williamson and Woodard will comprise the Audit Committee of the new Board of Directors. The Board of Directors does not have a Nominating Committee.

  During the fiscal year ended December 31, 1995, the Board of Directors met eight times. Mr. Sweeney attended fewer than seventy-five percent of the board meetings. The Audit Committee held one meeting during 1995 at which all committee members were in attendance.

  The names and business addresses of the Fund's executive officers who are not directors, and their principal occupations during the past five years, are set forth below.

                                                      PRINCIPAL OCCUPATION
NAME AND ADDRESS        POSITION WITH THE FUND        DURING PAST FIVE YEARS
- ----------------        ----------------------        ----------------------
Anthony L. Longi, Jr.   President and Assistant       Executive Vice President,
Bank One Towers         Treasurer                     Pacholder Associates, Inc. for
8044 Montgomery Road                                  more than five years.
Cincinnati, Ohio 45236

James E. Gibson         Senior Vice President         Senior Vice President,
Bank One Towers                                       Pacholder Associates, Inc. for
8044 Montgomery Road                                  more than five years.
Cincinnati, OH 45236

Mark H. Prenger         Assistant Treasurer           Assistant Vice President,
Bank One Towers                                       Pacholder Associates, Inc.
8044 Montgomery Road                                  (since June 1994); full-time
Cincinnati, OH 45236                                  university student prior
                                                      thereto.

  According to information furnished to the Fund, Messrs. Pacholder, Morgan and Shanahan did not file with the Securities and Exchange Commission, within ten days after the end of the month in which they acquired shares in the Fund's 1995 common stock rights offering, as required, statements of changes in beneficial ownership of securities on Form 4.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

                                 (Proposal 2)

  The Board of Directors, including all of the directors who are not "interested persons" of the Fund (as defined in the Investment Company Act of 1940), has selected the firm of Deloitte & Touche LLP as the Fund's independent accountants for the fiscal year ending December 31, 1996. The employment is conditioned on the right of the Fund to terminate the employment without penalty by vote of a "majority of the outstanding securities" of the Fund (as defined in the Investment Company Act of 1940). Deloitte & Touche LLP currently serves as the Fund's independent accountants and the Fund's financial statements for the fiscal year ended December 31, 1995 have been audited by Deloitte & Touche LLP, which expressed an unqualified opinion on such financial statements. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be available to respond to appropriate questions raised at the meeting and to make a statement if he wishes to do so.

  Ratification of the selection of the firm of Deloitte & Touche LLP requires the affirmative vote of a majority of all the votes cast at the meeting. For this purpose, abstentions will be treated as shares present at the meeting but not voting and will have the same effect as votes cast against the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP. If the selection of Deloitte & Touche LLP is not ratified by shareholders, the firm will not serve as the Fund's independent accountants for the fiscal year ending December 31, 1996 and the Board of Directors will be required to select new independent accountants.

           APPROVAL OF ADMINISTRATION AGREEMENT BETWEEN THE FUND AND
            KENWOOD ADMINISTRATIVE MANAGEMENT, LIMITED PARTNERSHIP

                                 (Proposal 3)

  Investment Company Capital Corp., a wholly-owned subsidiary of Alex. Brown & Sons Incorporated, currently serves as administrator of the Fund. At a meeting held on March 13, 1996, the Board of Directors of the Fund determined that Kenwood Administrative Management, Limited Partnership ("KAM"), an affiliate of the Fund's investment adviser, should become the new administrator of the Fund. In connection with this determination, the Board of Directors considered and approved an Administration Agreement between the Fund and KAM (the "Agreement"), and directed that the Agreement be submitted to shareholders of the Fund for their approval. A copy of the Agreement is set forth as Exhibit A to this proxy statement.

  KAM is an Ohio limited partnership whose general and limited partners are wholly-owned subsidiaries of Pacholder Associates, Inc. Pacholder Associates, Inc. is an investment advisory firm which holds a fifty-percent partnership interest in Pacholder & Company, the Fund's investment adviser. Additional information concerning Pacholder & Company and Pacholder Associates, Inc. is set forth under "Investment Adviser" below. KAM is a newly-organized entity and has no prior experience in providing administrative services to registered investment companies. However, James E. Gibson, William J. Morgan, James P. Shanahan, Jr. and Mark H. Prenger, officers and/or directors of the Fund, are also officers of the corporate general partner of KAM. Messrs. Gibson, Morgan, Shanahan and Prenger are thoroughly familiar with the operation of the business and affairs of the Fund and are the principal personnel of KAM who will be providing services to the Fund under the Agreement.

  Under the Agreement, KAM, subject to the supervision of the Board of Directors, will perform (or supervise the performance by others), and will provide facilities, equipment and personnel to carry out, certain administrative services for the operation of the business and affairs of the Fund. These services are substantially the same as those required to be provided to the Fund under the administration agreement between the Fund and Investment Company Capital Corp. and include the following: (i) assisting the Fund's legal counsel in maintaining the corporate records of the Fund and in preparing and filing prospectuses, proxy statements, shareholder reports and other documents with the Securities and Exchange Commission and other regulatory authorities; (ii) providing individuals to serve as officers or directors of the Fund; (iii) obtaining and keeping in effect fidelity bonds and other insurance for the Fund in accordance with the Investment Company Act of 1940; (iv) preparing and disseminating materials for meetings of the Board of Directors and shareholders; (v) providing reviews and quarterly compliance reports to the Board of Directors regarding all applicable regulatory and operating requirements; (vi) supervising the declaration of dividends and other distributions to shareholders and distributing appropriate notices of such dividends and distributions; (vii) computing the Fund's yield, total return, expense ratio and portfolio turnover rate for dissemination to information services; (viii) administering the Fund's contracts with its investment adviser, custodian and transfer agent; (ix) calculating the Fund's contractual expenses and controlling all disbursements for the Fund; (x) preparing and filing the Fund's federal and state tax returns; (xi) developing and preparing communications to shareholders and coordinating the mailing of notices, proxy statements and other materials; (xii) answering correspondence and inquiries from shareholders, securities broker-dealers and others relating to the Fund; and (xiii) advising the Fund and its Board of Directors on matters concerning the Fund and its affairs.

  Expenses not expressly assumed by KAM under the Agreement will be paid by the Fund. The Fund currently pays expenses not expressly assumed by Investment Company Capital Corp. under its agreement with the Fund. In each case, expenses borne by the Fund include, without limitation, all fees and charges of its investment adviser and its accounting and pricing agent; the cost of custodial and transfer-agent services; expenses for legal and auditing services; the expenses of preparing (including typesetting), printing and mailing reports, prospectuses and proxy materials to existing shareholders; all expenses incurred in connection with issuing and redeeming shares of its capital stock; the cost of registration of the Fund's shares under federal and state securities laws and of listing such shares on any securities exchange; fees and out-of-pocket expenses of directors who are not affiliated persons of the Fund's investment adviser or administrator, or any affiliated person of the investment adviser or administrator; taxes; insurance premiums; interest; brokerage costs; trade association dues; and litigation and other extraordinary or nonrecurring expenses.

  Both the Agreement and the current agreement between the Fund and Investment Company Capital Corp. provide that the administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the agreement. The Agreement with KAM also provides that the Fund will indemnify KAM and its partners, employees and agents from and against any and all losses, claims, damages or liabilities to which they may become subject, insofar as such losses, claims, damages or liabilities arise out of or are based upon the performance by KAM of its duties under the Agreement, and will reimburse, as incurred, KAM and its partners, employees and agents for any legal or other expenses reasonably incurred in connection with investigating or defending against any alleged loss, claim, damage or liability; provided that KAM and any such partner, employee or agent has acted in good faith without negligence.

  For the services to be rendered, the facilities furnished and the expenses assumed by KAM pursuant to the Agreement, the Fund will pay to KAM a fee at the annual rate of 0.10% of the Fund's average weekly net assets. The Fund currently pays Investment Company Capital Corp. a fee at the annual rate of 0.20% of the first $50 million of the Fund's average weekly net assets, 0.15% of the next $50 million of such net assets and 0.10% of such net assets over $100 million. Assuming that the Fund's average weekly net assets remain at their current level and that the Fund is able to obtain new fidelity bond and other liability insurance coverage at the premiums anticipated, the Agreement is expected to result in a net annual reduction in Fund expenses of approximately $55,000.

  The Agreement will take effect upon its approval by shareholders of the Fund. Unless sooner terminated in accordance with its terms, the Agreement will continue in effect for an initial period of two years and thereafter may be continued for successive periods of one year, but only so long as each such continuance is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a "majority of the outstanding voting securities" of the Fund (as defined in the Investment Company Act of 1940), and (ii) by the vote of a majority of the directors of the Fund, who are not parties to the Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

  The Agreement will terminate automatically if assigned and may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to KAM, or by KAM on 60 days' written notice to the Fund.

RECOMMENDATION AND VOTE REQUIRED

  The Board of Directors of the Fund, including all of the directors who are not "interested persons" of the Fund or KAM (as defined in the Investment Company Act of 1940), has approved the Agreement and directed that the Agreement be submitted to shareholders for their approval. In determining whether to recommend approval of the Agreement to shareholders, the Board of Directors considered, among other factors, the anticipated quality of the services to be provided to the Fund by KAM under the Agreement, the personnel who will be providing such services, the fees paid and payable by the Fund for administrative services, and the fees charged by other organizations for comparable services. In reaching the decision to recommend that shareholders vote to approve the Agreement, the Board of Directors specifically determined that the Agreement is in the best interests of the Fund and its shareholders, that the services to be performed pursuant to the Agreement are services required for the operation of the Fund, that KAM can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services, and that the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

  Approval of the Agreement requires the vote of a "majority of the outstanding voting securities" of the Fund (as defined in the Investment Company Act of 1940), which means the vote of (i) sixty-seven percent or more of the shares present at the meeting, if the holders of more than fifty percent of the shares entitled to vote are present or represented by proxy; or
(ii) more than fifty percent of the shares entitled to vote, whichever is the less. For this purpose, abstentions and "broker non-votes" will be treated as shares present at the meeting but not voting and will have the same effect as votes cast against the proposal. "Broker non-votes" are shares held in the name of a broker or nominee for which an executed proxy is received by the Fund, but which are not voted on the proposal because voting instructions have not been received from the beneficial owner.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT. If the Agreement is not approved, it will not take effect and Investment Company Capital Corp. will continue to serve as administrator pursuant to its administration agreement with the Fund.

                              INVESTMENT ADVISER

  Pacholder & Company, Bank One Towers, East Tower, 8044 Montgomery Road, Suite 382, Cincinnati, Ohio 45236, serves as investment adviser to the Fund pursuant to an Investment Advisory Agreement dated November 16, 1988, as amended. Pacholder & Company is a general partnership between Pacholder Associates, Inc. and USF&G Marketing Services Co., which each have a fifty-percent partnership interest. USF&G Marketing Services Co. is an indirect wholly-owned subsidiary of USF&G Corporation. Asher O. Pacholder, William J. Morgan and James P. Shanahan, Jr., officers and directors of the Fund, are shareholders, officers and directors of Pacholder Associates, Inc. James E. Gibson, Mark H. Prenger and Anthony L. Longi, Jr., officers of the Fund, are officers of Pacholder Associates, Inc. John C. Sweeney, a director of the Fund, is an officer of USF&G Corporation.

                    ADMINISTRATIVE AND ACCOUNTING SERVICES

  Investment Company Capital Corp. serves as administrator of the Fund pursuant to an Administrative Agreement dated October 24, 1988, as amended. Investment Company Capital Corp. is a wholly-owned subsidiary of Alex. Brown & Sons Incorporated and is located at 135 East Baltimore Street, Baltimore, Maryland 21202.

  Pursuant to an Accounting Services Agreement with the Fund, Pacholder Associates, Inc. is responsible for (i) accounting relating to the Fund and its investment transactions, (ii) determining the net asset value per share of the Fund, (iii) maintaining the Fund's books of account, and (iv) monitoring, in conjunction with the Fund's custodian, all corporate actions taken in respect of securities held by the Fund. Pacholder Associates, Inc. is a general partner of the Fund's investment adviser and is located at Bank One Towers, East Tower, 8044 Montgomery Road, Suite 382, Cincinnati, Ohio 45236.

                            SOLICITATION OF PROXIES

  In addition to solicitation by mail, solicitations on behalf of the Board of Directors may also be made by personal interview, telegram and telephone. Certain officers and regular agents of the Fund, who will receive no additional compensation for their services, may use their efforts, by telephone or otherwise, to request the return of proxies. In addition, Shareholder Communications Corporation, 17 State Street, New York, New York 10004, has been retained at an approximate cost of $3,500 plus out-of-pocket expenses to perform various proxy advisory and solicitation services. Approximately 32 persons will be utilized by Shareholder Communications Corporation in its solicitation efforts. The costs of preparing, assembling, mailing and transmitting proxy materials and of soliciting proxies on behalf of the Board of Directors (including the fees and expenses of Shareholder Communications Corporation) will be borne by the Fund. The Fund will reimburse, upon request, broker-dealers and other custodians, nominees and fiduciaries for their reasonable expenses of sending proxy soliciting material to beneficial owners.

                                OTHER BUSINESS

  The management of the Fund knows of no other business that may come before the annual meeting. If any additional matters are properly presented at the meeting, the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

  If a shareholder wishes to present a proposal for inclusion in the proxy statement for the next annual meeting of shareholders, such proposal must be submitted in writing and received by the Secretary of the Fund on or before November 30, 1996.

                                 ANNUAL REPORT

  The Fund's annual report for the fiscal year ended December 31, 1995 is available at no charge by writing to the Fund at Bank One Towers, East Tower 8044 Montgomery Road, Suite 382, Cincinnati, Ohio 45236, or by calling 1-800-426-5523.

                                                                      EXHIBIT A

                           ADMINISTRATION AGREEMENT

  This AGREEMENT made as of this   day of June, 1996, by and between Kenwood
Administrative Management, Limited Partnership, an Ohio limited partnership (the "Administrator"), and USF&G Pacholder Fund, Inc., a Maryland corporation (the "Fund").

                                  WITNESSTH:

  WHEREAS, the Fund is a closed-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

  WHEREAS, the Fund desires to retain the Administrator to provide administrative services to the Fund, and the Administrator is willing to render such services on the terms and conditions hereinafter set forth;

  NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

  1. APPOINTMENT OF ADMINISTRATOR. The Fund hereby retains the Administrator to act as the administrator of the Fund and to furnish the Fund with the administrative services described in Section 2 below. The Administrator hereby accepts such employment and agrees to perform the services described in
Section 2.

  2. ADMINISTRATIVE SERVICES. (a) As administrator, and subject to the supervision and control of the Board of Directors of the Fund, the Administrator will perform (or supervise the performance by others) and will provide facilities, equipment and personnel to carry out the following administrative services for operation of the business and affairs of the Fund:

    (i) with the assistance of the Fund's legal counsel, prepare, file and maintain the Fund's governing documents and corporate records, including its charter, bylaws, and minutes of the meetings of the stockholders, the Board of Directors and any committees thereof;

    (ii) assist the Fund's legal counsel in the preparation and filing with the Securities and Exchange Commission (the "Commission") and the appropriate state securities authorities of the registration statements for the Fund and its shares of capital stock and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements and such other documents as may be necessary or convenient to enable the Fund to offer its shares from time to time;

    (iii) assist with and coordinate the layout and printing of all publicly disseminated prospectuses and reports;

    (iv) provide individuals reasonably acceptable to the Board of Directors of the Fund for nomination, appointment or election as officers or directors of the Fund, who will be responsible for the management of certain of the Fund's affairs as determined by the Board of Directors;

    (v) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of Rules 17g-1 and 17d-1(d)(7) under the 1940 Act, as such bonds and policies are approved by the Board of Directors of the Fund;

    (vi) with the approval of the Fund's counsel and cooperation of its investment adviser and other relevant parties, prepare and disseminate materials for meetings of the Board of Directors of the Fund;

    (vii) prepare such reports relating to the business and affairs of the Fund (not otherwise appropriately prepared by the Fund's investment adviser, legal counsel or auditors) as the Board of Directors of the Fund may from time to time reasonably request in connection with the performance of its duties;

    (viii) provide reviews and quarterly compliance reports to the Board of Directors regarding all applicable regulatory and operating requirements;

    (ix) supervise the declaration of dividends and other distributions to shareholders of the Fund and prepare and distribute to appropriate parties notices announcing the declaration of such dividends and other distributions;

    (x) compute the Fund's yield, total return, expense ratio and portfolio turnover rate for dissemination to information services covering the investment company industry and for other appropriate purposes;

    (xi) administer contracts on behalf of the Fund with, among others, the Fund's investment adviser, custodian and transfer agent;

    (xii) calculate contractual Fund expenses and control all disbursements for the Fund;

    (xiii) arrange for and supervise independent auditors as appropriate and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion as such may be required by the Fund from time to time;

    (xiv) monitor and advise the Fund on its status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

    (xv) prepare and file the Fund's federal and state tax returns;

    (xvi) develop and prepare communications to shareholders, including the annual report to shareholders, coordinate the mailing of notices, proxy statements and other materials to shareholders, and supervise and facilitate the solicitation of proxies solicited by the Fund for all shareholder meetings, including the tabulation process for shareholder meetings;

    (xvii) answer correspondence and inquiries from shareholders, securities broker-dealers and others relating to the Fund;

    (xviii) provide internal legal and administrative services as reasonably requested by the Fund from time to time; and

    (xix) advise the Fund and its Board of Directors on matters concerning the Fund and its affairs.

  (b) The Administrator may perform such other services for the Fund as agreed from time to time, at the request of the Board of Directors. The services provided by the Administrator to the Fund hereunder shall not include any duties, functions or services to be performed for the Fund by its investment adviser, custodian, transfer agent, or accounting and pricing agent pursuant to their respective agreements with the Fund.

  3. RECORDS. The Administrator shall maintain customary records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Fund shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Fund and will be made available or surrendered to the Fund promptly on request. In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Fund and follow the Fund's instructions as to permitting or refusing such inspection; provided, however, that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Fund has agreed to indemnify the Administrator against such liability.

  4. EXPENSES. The Administrator shall be responsible for expenses incurred in providing office space, equipment and personnel as may be necessary or convenient to provide administrative services to the Fund, including the compensation of employees of the Administrator who serve as officers or directors of the Fund. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund not otherwise allocated herein, including, without limitation, all fees and charges of its investment adviser and its accounting and pricing agent; the cost of custodial and transfer-agent services; expenses for legal and auditing services; the expenses of preparing (including typesetting), printing and mailing reports, prospectuses and proxy materials to existing shareholders; all expenses incurred in connection with issuing and redeeming shares of its capital stock; the cost of registration of the Fund's shares under federal and state securities laws and of listing such shares on any securities exchange; fees and out-of-pocket expenses of directors who are not affiliated persons of the Administrator or the Fund's investment adviser, or any affiliated person of the Administrator or investment adviser; taxes; insurance premiums; interest; brokerage costs; trade association dues; and litigation and other extraordinary or nonrecurring expenses.

  5. COMPENSATION. For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Fund shall pay to the Administrator a fee at the annual rate of 0.10% of the Fund's average weekly net assets. Such fee shall be computed and accrued weekly and paid monthly as soon as practicable after the end of each month. The Fund shall also reimburse the Administrator for its reasonable out-of-pocket expenses.

  6. LIMITATION OF LIABILITY. (a) The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

  (b) Any person, even though also a partner, employee or agent of the Administrator, who may be or become an officer, employee or agent of the Fund, shall be deemed when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the duties of the Administrator hereunder) to be rendering such services to or acting solely for the Fund and not as a partner, director, employee or agent or one under the control or direction of the Administrator, even though paid by the Administrator.

  (c) The Administrator may apply to the Fund at any time for instructions and may consult counsel for the Fund or its own counsel and with accountants and other experts with respect to any matter arising in connection with its duties and obligations hereunder, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or the opinion of such counsel, accountants or other experts.

  7. INDEMNIFICATION. (a) The Fund agrees to indemnify and hold harmless the Administrator and its partners, employees and agents from and against any and all losses, claims, damages or liabilities to which the Administrator or any of its partners, employees or agents may become subject, insofar as such losses, claims, damages or liabilities (or any actions in respect thereof) arise out of or are based upon the performance by the Administrator of its duties hereunder, and to reimburse, as incurred, the Administrator and its partners, employees and agents for any legal or other expenses reasonably incurred in connection with investigating or defending against any alleged loss, claim, damage or liability; provided, that the Administrator and any such partner, employee or agent has acted in good faith without negligence.

  (b) A party seeking indemnification under this Section 7 in respect of any claim or other assertion of liability shall give the Fund written notice of such claim or other assertion of liability promptly after the indemnified party receives notice thereof. Failure of an indemnified party to give such notice promptly shall not be deemed a waiver of any right to indemnification it may have under this Agreement, except to the extent any such failure shall have damaged the Fund. In case any action is brought against any indemnified party, the Fund shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to the indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the Fund and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the Fund, the Fund shall not have the right to direct the defense of such action on behalf of the indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on their behalf. After notice from the Fund to an indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed in connection therewith, the Fund shall not be liable to the indemnified party hereunder for any legal or other expense, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in the manner provided for herein or (ii) the Fund has authorized the employment of counsel for the indemnified party at its expense. After notice from the Fund to an indemnified party, the Fund shall not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the Fund, unless the Fund waived its rights hereunder in which case the indemnified party may effect such a settlement without such consent.

  (c) The Fund agrees to notify the Administrator promptly of the commencement of any litigation or proceeding against the Fund or any of its officers or directors related to the services provided by the Administrator under this Agreement.

  8. ACTIVITIES OF ADMINISTRATOR. (a) The services furnished by the Administrator to the Fund hereunder are not to be deemed exclusive, and the Administrator and its affiliates shall be free to render services to others and engage in other activities; provided, however, that any such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Administrator's ability to meet all of its obligations to the Fund hereunder.

  (b) Subject to and in accordance with the charter and bylaws of the Fund, the 1940 Act and the rules thereunder, it is understood that directors, officers, agents and shareholders of the Fund are or may be interested in the Administrator or its affiliated persons as directors, officers, agents, partners, shareholders or otherwise; that directors, officers, agents, partners and shareholders of the Administrator or its affiliated persons are or may be interested in the Fund as directors, officers, agents, shareholders or otherwise; that the Administrator or its affiliated persons may be interested in the Fund as a shareholder or otherwise; and that the effect of any such interests shall be governed by the charter and bylaws of the Fund and the 1940 Act and the rules thereunder.

  9. EFFECTIVE DATE; TERM. This Agreement shall become effective as of the date hereof. Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for an initial period of two years and thereafter may be continued for successive periods of one year, but only so long as each such continuance is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of the directors of the Fund, who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

  10. TERMINATION. Notwithstanding any provision of this Agreement, it may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Administrator, or by the Administrator on 60 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment. The indemnity and defense provisions set forth in Section 7 shall indefinitely survive the termination of this Agreement.

  11. AMENDMENT. This Agreement may be amended at any time by agreement of the parties, provided that the amendment shall be approved both by the vote of a majority of the directors of the Fund, who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for that purpose, and where required by the 1940 Act by a majority of the outstanding voting securities of the Fund.

  12. NOTICES. Any notices required to be given hereunder shall be in writing and shall be deemed effective, if mailed, five business days after being deposited in the mails with proper postage affixed thereto or, if delivered by hand or courier service or in the form of a facsimile transmission, when received, in each case addressed or directed as follows:

  If to the Fund:

  If to the Administrator:

  Either party may change its address and/or facsimile number for the purpose of all notices or communications required or permitted to be given pursuant to this Agreement by notice to the other party.

  13. CERTAIN TERMS. The terms "affiliated person", "assignment", "interested person" and "vote of a majority of the outstanding voting securities", when used in this Agreement, shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Commission.

  14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to the choice of law provisions thereof and, to the extent applicable, the federal law of the United States. To the extent applicable Ohio law or any of the provisions of this Agreement conflict with applicable provisions of the 1940 Act or other applicable federal laws and regulations, the latter shall control.

  15. MISCELLANEOUS. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be affected thereby. The title of this Agreement and the headings to the sections herein are for convenience of the parties only, and are not intended to be part of or affect the meaning or interpretation of this Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one original instrument.

  IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                   USF&G PACHOLDER FUND, INC.

                                   By:
                                      -----------------------------------

                                   KENWOOD ADMINISTRATIVE
                                   MANAGEMENT, LIMITED PARTNERSHIP

                                   By: Kenwood Administrative Management, Inc.,
                                       its general partner

                                   By:
                                      -----------------------------------

                           USF&G PACHOLDER FUND, INC.

                6.95% Cumulative Preferred Stock, $.01 Par Value

          This proxy is solicited on behalf of the Board of Directors.

     The undersigned, revoking all proxies previously given, hereby appoints Anthony L. Longi, Jr. and James P. Shanahan, Jr., and each of them, as proxies with power of substitution, and hereby authorizes each of them to represent and to vote as designated below, all the shares of 6.95% Cumulative Preferred Stock, par value $.01 per share, of USF&G Pacholder Fund, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders to be held on June 4, 1996, and at any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted "FOR" the election of all nominees for Director and "FOR" Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


 1.  Election of Directors:   [_] FOR  [_] WITHHOLD [_] FOR ALL EXCEPT

     Daniel A. Grant, James P. Shanahan, Jr., John C. Sweeney, John F. Williamson and George D. Woodard

     Instruction:  To withhold authority to vote for any individual nominee,
     -----------
     mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).


 2.  FOR [_] AGAINST [_] ABSTAIN [_]   with respect to ratification of the
                                       selection of Deloitte & Touche LLP as
                                       independent accountants.

 3.  FOR [_] AGAINST [_] ABSTAIN [_]   with respect to approval of the
                                       administration agreement with Kenwood
                                       Administrative Management, Limited
                                       Partnership.



                                       PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


                                       By: _____________________________________
                                           Name:
                                           Title:

Dated:________________________

PROXY


                           USF&G PACHOLDER FUND, INC.

                          Common Stock, $.01 Par Value

          This proxy is solicited on behalf of the Board of Directors.

     The undersigned, revoking all proxies previously given, hereby appoints Anthony L. Longi, Jr. and James P. Shanahan, Jr., and each of them, as proxies with power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this card, all the shares of Common Stock, par value $.01 per share, of USF&G Pacholder Fund, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders to be held on June 4, 1996, and at any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted "FOR" the election of all nominees for Director and "FOR" Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

     Please sign this proxy exactly as your name appears on this proxy. An executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN. If a corporation, please provide the full name of the corporation and the name of the authorized officer signing on its behalf.

Has Your Address Changed?           Do You Have Any Comments?

____________________________       ___________________________________

____________________________       ___________________________________

____________________________       ___________________________________

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE
                                                                With-   For All
                                                           For  hold    Except
    1.  Election of Directors                              [_]   [_]      [_]

    Daniel A. Grant, William J. Morgan, Asher O.
        Pacholder John C. Sweeney and John F. Williamson

    Instruction:  To withhold authority to vote for any
    -----------
   individual nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

                                                           For  Against  Abstain
    2.  With respect to ratification of the selection of   [_]    [_]      [_]
   Deloitte & Touche LLP as independent accountants

                                                           For  Against  Abstain
    3.  With respect to approval of the administration     [_]    [_]      [_]
   agreement with Kenwood Administrative Management,
   Limited Partnership.

    Please be sure to sign and date this Proxy.            Date:________________



    ____________________________________________
     Shareholder sign here    Co-owner sign here

                                 Mark box at right if comments or address change
                         have been noted on the reverse side of this card   [_]

                                             RECORD DATE SHARES: